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                                                                       Exhibit 1





                    DEVELOPERS DIVERSIFIED REALTY CORPORATION

                              (an Ohio corporation)

                           PLACEMENT AGENCY AGREEMENT




Dated:  February 25, 2002





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                    DEVELOPERS DIVERSIFIED REALTY CORPORATION

                              (an Ohio corporation)

                           PLACEMENT AGENCY AGREEMENT

                                                              February 25, 2002

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated

North Tower
4 World Financial Center
New York, New York 10080

Ladies and Gentlemen:

     Developers Diversified Realty Corporation, an Ohio corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch" or the "Placement Agent"), to act as exclusive placement agent for the Company with respect to the issue and sale by the Company to, and the purchase by, Cohen & Steers Quality Income Realty Fund, Inc., a Maryland corporation (the "Fund"), of 1,747,378 common shares, without par value, of the Company (the "Common Shares" or the "Securities") for an aggregate purchase price of $34,999,981.34.

     In acting as the Placement Agent, Merrill Lynch will seek to place the securities with the Fund on a reasonable best efforts basis, acting as the Company's agent and not as a principal in the placement of the Securities. Merrill Lynch may separately engage, at its own expense and with the prior approval of the Company, sub-agents as it may deem necessary or appropriate.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-72519) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including any related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either
(i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), if applicable, and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in any such prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective, if applicable, (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement




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filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Fund for use in connection with the offering is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

     As used herein, the term "Subsidiary" means a corporation or a partnership a majority of the outstanding voting stock, partnership or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company, or by one or more other Subsidiaries of the Company.

     SECTION 1. REPRESENTATIONS AND WARRANTIES.

     (a) Representations and Warranties by the Company. The Company represents and warrants to the Placement Agent as of the date hereof, and as of the Closing Time referred to in Section 2(b) hereof, and agrees with the Placement Agent, as follows:

          (i) The Registration Statement has been prepared by the Company in conformity with the requirements of the 1933 Act and the 1933 Act Regulations and has been filed with the Commission under the 1933 Act. The Registration Statement has been declared effective by the Commission.

          (ii) At the time the Registration Statement became effective, and at each time thereafter at which an Annual Report on Form 10-K was filed by the Company with the Commission, the Registration Statement and the Prospectus conformed, and as of the Closing Time (as defined in Section 2(b) of this Agreement) will conform, in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations. At the time the Registration Statement became effective and at each time thereafter at which an Annual Report on Form 10-K was filed by the Company with the Commission, the Registration Statement did not, and as of the Closing Time, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of the date hereof does not, and as of the Closing Time will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties shall not apply to information contained in or omitted from the Registration Statement or the Prospectus in reliance



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     upon, and in conformity with, written information furnished to the Company directly or through Merrill Lynch, specifically for use in preparation thereof.

          (iii) The documents incorporated or deemed to be incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act, and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective and as of the Closing Time, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (iv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has not occurred any material adverse change or any development that is reasonably likely to involve a material adverse change in the condition, financial or otherwise, or in the earnings, business or business prospects of the Company and its Subsidiaries considered as one enterprise from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (B) there have been no transactions entered into by the Company or its Subsidiaries which are material with respect to the Company and its Subsidiaries considered as one enterprise other than those in the ordinary course of business and (C) except for regular quarterly distributions on the Company's common shares, and regular distributions declared, paid or made in accordance with the terms of any class or series of the Company's preferred shares, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (v) The consolidated financial statements and supporting schedules of the Company included in, or incorporated by reference into, the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated Subsidiaries as of the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement and the Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the information required to be stated therein.

          (vi) PricewaterhouseCoopers LLP, who have expressed their opinion on the audited financial statements and related schedules included in, or incorporated by reference into, the Registration Statement, are independent public accountants within the meaning of the 1933 Act and the applicable 1933 Act Regulations.

          (vii) The Company has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of Ohio, with power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; the Company is in possession of and operating in compliance with all material franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders required for the conduct of its business, all of which are valid and in full force and effect; and the Company is duly qualified to do business and in good standing as a foreign corporation in all other jurisdictions where its ownership or leasing of properties or the conduct of its business requires such qualification, except where failure to qualify and be in good



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     standing would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.

          (viii) Each Significant Subsidiary, as defined in Rule 405 of the 1933 Act, has been duly incorporated or formed and is validly existing as a corporation, partnership or limited liability company in good standing or in full force and effect under the laws of the jurisdiction of its incorporation or formation, has corporate, partnership or limited liability company power and authority to own, lease and operate its properties and to conduct its business and is duly qualified as a foreign corporation, partnership or limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.

          (ix) If applicable, the capitalization of the Company is as set forth in the Prospectus under "Capitalization;" the issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and non-assessable and is not subject to preemptive or other similar rights; and all of the issued and outstanding capital stock of the Company's Subsidiaries has been duly authorized and validly issued, is fully paid and non-assessable and is owned directly by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

          (x) The Securities to be purchased by the Fund from the Company have been duly authorized by the Company and such Securities have been duly authorized by the Company for issuance and sale and, when issued and delivered against payment of the consideration set forth in the Purchase Agreement between the Company and the Fund dated the date hereof (the "Purchase Agreement"), will be validly issued, fully paid and non-assessable. The Common Shares being sold pursuant to the Purchase Agreement conform in all material respects to all statements relating thereto contained in the Prospectus; and the issuance of the Common Shares is not subject to preemptive or other similar rights.

          (xi) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company or its Subsidiaries, which is required to be disclosed in the Prospectus (other than as disclosed therein), or which might result in any material adverse change in the condition, financial or otherwise, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, or might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of this Agreement, or the transactions contemplated herein; all pending legal or governmental proceedings to which the Company or any of its Subsidiaries is a party or of which any of their respective property is the subject which are not described in the Prospectus, including routine litigation incidental to the business, are, considered in the aggregate, not material; and there are no material contracts or documents of the Company or its Subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

          (xii) Neither the Company nor any of its Subsidiaries is in violation of its respective Articles of Incorporation or other organizational document, or its Code of Regulations or bylaws, as the case may be (the "Code of Regulations"), or in default in the performance or observance of



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     any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound, where such defaults in the aggregate would have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise; and the execution and delivery of this Agreement, and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action, and compliance by the Company with its obligations hereunder will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its Subsidiaries is a party or by which it may be bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or Code of Regulations or, to the best of its knowledge, any law, administrative regulation or administrative or court order or decree; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as has been obtained or as may be required under the 1933 Act, the 1934 Act, state securities or Blue Sky laws or real estate syndication laws in connection with the distribution of the Securities as contemplated in this Agreement.

          (xiii) The Company has full right, power and authority to enter into this Agreement, and this Agreement, as of the Closing Time, will have been duly authorized, executed and delivered by the Company.

          (xiv) With respect to its taxable year ended December 31, 1993, and its taxable years ending thereafter, the Company has operated and will continue to operate so as to qualify as a real estate investment trust ("REIT"), the Company qualified as a REIT for its taxable years ended December 31, 1993, 1994, 1995, 1996, 1997, 1998, 1999, 2000 and 2001 and
     the Company intends to make a timely election to be taxed as a REIT with respect to its current taxable year.

          (xv) Neither the Company nor any of its Subsidiaries is required to be registered as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act").

          (xvi) Neither the Company nor any of its Subsidiaries is required to own or possess any trademarks, service marks, trade names or copyrights in order to conduct the business now operated by them.

          (xvii) There are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement.

          (xviii) None of the Company or any of its Subsidiaries or any of the officers, directors, trustees or partners thereof has taken nor will any of them take, directly or indirectly, any action resulting in a violation of Regulation M under the 1934 Act or designed to cause or result in, or which has constituted or which reasonably might be expected to constitute, the stabilization or manipulation of the price of the Securities.

          (xix) The Securities will be approved for listing on the New York Stock Exchange ("NYSE") as of the Closing Time.



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          (xx) (A) The Company or its Subsidiaries have good and marketable title or leasehold interest, as the case may be, to the portfolio properties (the "Portfolio Properties") described in the Prospectus (or documents incorporated by reference therein) as being owned by the Company or its Subsidiaries (except with respect to properties described in the Prospectus or documents incorporated by reference therein) as being held by the Company through joint ventures, in each case free and clear of all liens, encumbrances, claims, security interests and defects (collectively, the "Defects"), except such as do not materially adversely affect the value of such property or interests and do not materially interfere with the use made and proposed to be made of such property or interests by the Company or such Subsidiaries, as the case may be; (B) the joint venture interest in each property described in the Prospectus (or documents incorporated by reference therein), as being held by the Company through a joint venture, is owned free and clear of all Defects except for such Defects that will not have a material adverse effect on the business, earnings or business prospects of the Company and its Subsidiaries considered as one enterprise;
     (C) all liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets of the Company or its Subsidiaries which are required to be disclosed in the Prospectus are disclosed therein;
     (D) none of the Company, its Subsidiaries or, to the best of the Company's knowledge, any lessee of any of the Portfolio Properties is in default under any of the leases governing the Portfolio Properties and the Company does not know of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except such defaults that would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise; (E) no tenant under any of the leases pursuant to which the Company or its Subsidiaries leases any of the Portfolio Properties has an option or right of first refusal to purchase the premises demised under such lease except for (i) Kmart Corporation, (ii) the tenants at the Portfolio Property located in Solon, Ohio, (iii) as otherwise described in the Prospectus (or documents incorporated by reference therein), and (iv) such other options or rights of first refusal that, if exercised, would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise; (F) each of the Portfolio Properties complies with all applicable codes and zoning laws and regulations, except for such failures to comply which would not individually or in the aggregate have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise; and (G) the Company does not have knowledge of any pending or threatened condemnation, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to the Portfolio Properties, except such proceedings or actions that would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.

          (xxi) The Company or its Subsidiaries have title insurance on each of the Portfolio Properties (except with respect to each property described in the Prospectus (or documents incorporated by reference therein) as held by the Company through a joint venture) in an amount at least equal to the greater of (A) the cost of acquisition of such Portfolio Property and (B) the cost of construction of the improvements located on such Portfolio Property, except in each case, where the failure to maintain such title insurance would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise; the joint venture owning each property described in the Prospectus (or documents incorporated by reference therein) as held by the Company through a joint venture has title insurance on such property in an amount at least equal to the greater of (A) the cost of acquisition of such Portfolio Property by such joint venture and (B) the cost of construction of the improvements located on such Portfolio Property, except in



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     each case, where the failure to maintain such title insurance would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.

          (xxii) The mortgages and deeds of trust encumbering the Portfolio Properties are not convertible and neither the Company nor any of its Subsidiaries hold a participating interest therein and said mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned by the Company or its Subsidiaries.

          (xxiii) The Company has no knowledge of (a) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, "Hazardous Materials") on any of the Portfolio Properties or of (b) any unlawful spills, releases, discharges or disposals of Hazardous Materials that have occurred or are presently occurring from the Portfolio Properties as a result of any construction on or operation and use of the Portfolio Properties, which presence or occurrence would materially adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise. In connection with the construction on or operation and use of the Portfolio Properties, the Company represents that, as of the date of this Agreement, the Company has no knowledge of any material failure to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials that would have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.

     (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of their Subsidiaries delivered to the Placement Agent or to counsel for the Placement Agent shall be deemed a representation and warranty by such person or entity, as the case may be, to the Placement Agent as to the matters covered thereby.

     SECTION 2. PLACEMENT AGENT FEES.

     (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to pay Merrill Lynch a fee (the "Fee"), based upon the aggregate amount of Securities sold, as calculated in accordance with the provisions of this Section for its services pursuant to this Agreement. The Fee will be equal to 5.125% of the purchase price of all Securities sold to the Fund pursuant to this Agreement.

     (b) On the date in which the Fund purchases the Securities from the Company in accordance with this Agreement (the "Closing Time"), the Company shall pay the Fee to the Placement Agent in cash by wire transfer of immediately available funds to a bank account designated by the Placement Agent.

     SECTION 3. COVENANTS OF THE COMPANY. The Company covenants with the Placement Agent as follows:

     (a) Compliance with Securities Regulations and Commission Requests. The Company will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Placement Agent immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or



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supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Placement Agent or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Placement Agent such number of copies of such amendment or supplement as the Placement Agent may reasonably request.

     (c) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Placement Agent, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Placement Agent may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

     (d) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

     (e) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.



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     (f) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

     (g) REIT Qualification. The Company will use its best efforts to continue to meet the requirement to qualify as a "real estate investment trust" under the Code for each of its taxable years for so long as the board of directors deems it in the best interests of the Company's shareholders to remain so qualified.

     (h) Listing. The Company will use its best efforts to effect the listing of the Securities on the NYSE.

     (i) No Manipulation of Market for Securities. Except for the authorization of actions permitted to be taken by the Placement Agent as contemplated herein or in the Prospectus, the Company will not (a) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities and (b) until the Closing Time, (i) sell, bid for or purchase the Securities or pay any person any compensation for soliciting purchases of the Securities (other than with respect to the sale by the Company of Common Shares pursuant to the terms of a Purchase and Sale Agreement, dated December 17, 2001, among Burnham Pacific Properties, Inc., Burnham Pacific Operating Partnership, L.P., BPP/Van Ness, L.P. and the Company) or (ii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

     (j) Rule 462(b) Registration Statement. If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the 1933 Act.

     SECTION 4. PAYMENT OF EXPENSES.

     (a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including
(i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) and each amendment thereto, (ii) the preparation and delivery to the Placement Agent of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the fees and disbursements of the Company's counsel, accountants and other advisors, (iv) the qualification of the Securities under securities laws in accordance with the provisions of
Section 3(c) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Placement Agent in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (v) the printing and delivery to the Placement Agent of copies of each of the preliminary prospectus, Prospectus and any amendments or supplements thereto, (vi) the fees and expenses of any transfer agent or registrar for the Securities and (vii) the fees and expenses incurred in connection with the listing of the Securities on the NYSE.

     (b) Termination of Agreement. If this Agreement is terminated by the Placement Agent in accordance with the provisions of Section 5 or Section 9(a), the Company shall reimburse the Placement Agent for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Placement Agent.

     SECTION 5. CONDITIONS OF PLACEMENT AGENT'S OBLIGATIONS. The obligations of the Placement Agent hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer or authorized representative of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

     (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Placement Agent. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

     (b) Opinion of Counsel for Company. At Closing Time, the Placement Agent shall have received the favorable opinion, dated as of Closing Time, of Baker & Hostetler LLP, counsel for the Company, in form and substance satisfactory to counsel for the Placement Agent, to the effect set forth in EXHIBIT A hereto and to such further effect as counsel to the Placement Agent may reasonably request.

     (c) Opinion of Designated Underwriter's Counsel. At Closing Time, the Placement Agent shall have received the favorable opinion, dated as of Closing Time, of Sidley Austin Brown & Wood LLP, designated underwriter's counsel for the Company, with respect to the matters set forth in clauses (i), (vi), (vii) (only as to operation of law), (viii) (only as to the Placement Agency Agreement) (ix), (x), (xii) and (xiii) of EXHIBIT A hereto, and the Company shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters. In giving their opinions, Sidley Austin Brown & Wood LLP may rely as to matters involving the laws of the State of Ohio upon the opinion of Baker & Hostetler llp, and Baker & Hostetler LLP may rely as to matters involving the laws of the State of New York upon the opinion of Sidley Austin Brown & Wood llp. Baker & Hostetler llp and Sidley Austin Brown & Wood LLP may rely (i) as to the qualification of the Company or its Subsidiaries to do business in any state or jurisdiction, upon certificates of appropriate government officials, telephonic confirmation by representatives of such states or confirmation from information contained on the websites of such states and (ii) as to matters of fact, upon certificates and written statements of officers and employees of and accountants for the Company or its Subsidiaries.

     (d) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Placement Agent shall have received a certificate of the Chairman and Chief Executive Officer of the Company, on behalf of the Company, and of the Chief Financial Officer of the Company, on behalf of the Company, dated as of Closing Time, to the effect that
(i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

     (e) Accountant's Comfort Letter. At Closing Time, the Placement Agent shall have received from PriceWaterhouseCoopers LLP a letter dated such date, in form and substance satisfactory to the Placement Agent, containing statements and information of the type ordinarily included in accountants' "comfort letters" with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

     (f) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

     (g) Additional Documents. At Closing Time counsel for the Placement Agent shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Placement Agent and counsel for the Placement Agent.

     (h) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Placement Agent by notice to the Company at any time at or prior to Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8 and 12 shall survive any such termination and remain in full force and effect.

     SECTION 6. INDEMNIFICATION AND CONTRIBUTION.

     (a) Indemnification of Placement Agent. The Company agrees to indemnify and hold harmless the Placement Agent and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and any director, officer, employee or affiliate thereof as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company shall not be required under this subsection
     (a)(i) to indemnify the Placement Agent with respect to any preliminary prospectus to the extent that any loss, claim, damage or expense of the Placement Agent results solely from an untrue statement of a material fact contained in, or the omission of a material fact from, such preliminary prospectus which untrue statement or omission was corrected in the Prospectus and which corrected Prospectus was furnished by the Company to the Placement Agent but was not sent or given by the Placement Agent to the purchaser of the Securities at or prior to the written confirmation of such sale.

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided any such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Placement Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Placement Agent expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (b) Indemnification of Company, Directors and Officers. The Placement Agent severally agrees to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and any officer, director, trustee, employee or affiliate thereof, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Placement Agent expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Placement Agent, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     SECTION 7. CONTRIBUTION. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agent on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Placement Agent on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company on the one hand and the Placement Agent on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Fee received by the Placement Agent.

     The relative fault of the Company on the one hand and the Placement Agent on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Placement Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, the Placement Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities placed by it exceeds the amount of any damages which the Placement Agent has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls the Placement Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Placement Agent, and each trustee of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

     SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Fund.

     SECTION 9. TERMINATION OF AGREEMENT.

     (a) Termination; General. The Placement Agent may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and any of the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Placement Agent, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the NYSE or the American Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 11 shall survive such termination and remain in full force and effect.

     SECTION 10. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Placement Agent shall be directed to the Placement Agent at North Tower, 4 World Financial Center, New York, New York 10080, attention of Alexander Rubin, Director; notices to the Company shall be directed to it at 3300 Enterprise Parkway, Beachwood, Ohio 44122, attention of Scott A. Wolstein, Chairman and Chief Executive Officer.

     SECTION 11. PARTIES. This Agreement shall each inure to the benefit of and be binding upon the Placement Agent, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Placement Agent, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Placement Agent and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Placement Agent shall be deemed to be a successor by reason merely of such purchase.

     SECTION 12. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. UNLESS OTHERWISE EXPLICITLY PROVIDED, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 13. EFFECT OF HEADINGS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Placement Agent and the Company in accordance with its terms.


                                      Very truly yours,

                                      DEVELOPERS DIVERSIFIED REALTY CORPORATION


                                      By: /s/ William H. Schafer
                                          _____________________________________
                                          Name: William H. Schafer
                                          Title: Senior Vice President
                                                 Chief Financial Officer


CONFIRMED AND ACCEPTED,
    as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED

By: /s/ Scott Eisen
    _________________________________
         Authorized Signatory

NY1  5148753v8

                                                                      EXHIBIT A

                      FORM OF OPINION OF COMPANY'S COUNSEL

                    TO BE DELIVERED PURSUANT TO SECTION 5(b)

     (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Ohio.

     (ii) The Company has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

     (iii) The Company is duly qualified to transact business and is in good standing in each jurisdiction in which it owns real property except where the failure to qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.

     (iv) If the Company has one or more Significant Subsidiaries, each Significant Subsidiary has been duly incorporated or formed and is validly existing as a corporation, partnership or limited liability company in good standing or in full force and effect under the laws of the jurisdiction of its incorporation or formation, has corporate, partnership or limited liability company power and authority to own, lease and operate its properties and to conduct its business, and is duly qualified as a foreign corporation, partnership or limited liability company to transact business and is in good standing in each jurisdiction in which it owns real property, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, of the Company and its Subsidiaries considered as one enterprise.

     (v) The number of issued and outstanding shares of capital stock of the Company is as set forth in the Prospectus under "Capitalization" and the outstanding shares of capital stock have been duly authorized, validly issued, fully paid and non-assessable. All of the issued and outstanding capital stock of the Company's Subsidiaries have been duly authorized and validly issued, is fully paid and non-assessable and, to the best of such counsel's knowledge, is owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

     (vi) The Common Shares being sold to the Fund have been duly and validly authorized by all necessary corporate action and such Common Shares have been duly authorized for issuance and sale to the Fund and such Common Shares, when issued and delivered to the Fund against payment of the consideration therefor, the Common Shares will be validly issued, fully paid and non-assessable.

     (vii) The issuance of the Securities is not subject to preemptive or other similar rights arising by operation of law or, to the best of their knowledge, otherwise.

     (viii) This Agreement and the Purchase Agreement have been duly authorized, executed and delivered by the Company.

     (ix) The Registration Statement is effective under the 1933 Act and, to the best of their knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

     (x) The Registration Statement and the Prospectus (other than the financial statements, related schedules and other financial data included or incorporated by reference in the Registration Statement or the Prospectus, as to which no opinion need be rendered) as of their respective effective or issue dates, comply as to form in all material respects with the requirements for registration statements on Form S-3 under the 1933 Act and the 1933 Act Regulations. If applicable, the Rule 434 Prospectus conforms to the requirements of Rule 434 of the 1933 Act Regulations in all material respects.

     (xi) Each document filed pursuant to the 1934 Act (other than the financial statements, related schedules and other financial data included therein, as to which no opinion need be rendered) and incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations.

     (xii) The Common Shares conform in all material respects to the statements relating thereto contained in the Prospectus.

     (xiii) Nothing has come to such counsel's attention that would lead it to believe that the Registration Statement or any amendment thereto (other than the financial statements, related schedules and other financial data included or incorporated by reference therein, as to which such counsel need express no belief), at the time it became effective or at the time an Annual Report on Form 10-K was filed by the Company with the Commission (whichever is later), or at the date of this Agreement, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (other than the financial statements, related schedules and other financial data included or incorporated by reference therein, as to which such counsel need express no belief), at its date or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (xiv) To the best of their knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Prospectus, other than those disclosed therein, and, to their knowledge, all pending legal or governmental proceedings to which the Company or its Significant Subsidiaries is a party or of which any of the property of the Company or its Subsidiaries is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material to the business of the Company and its Subsidiaries considered as one enterprise.

     (xv) To the best of their knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto, the descriptions thereof or references thereto are correct in all material respects.

     (xvi) No authorization, approval or consent of any court or governmental authority or agency is required that has not been obtained in connection with the consummation by the Company of the transactions contemplated by this Agreement and the Purchase Agreement, except such as may be required under the 1933 Act, the 1934 Act, and state securities laws or Blue Sky laws or real estate syndication laws; to their knowledge, the execution and delivery of this Agreement and the Purchase Agreement and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder will not (A) constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Significant Subsidiary pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any Significant Subsidiary is a party or by which they may be bound or to which any of the property or assets of the Company or any Significant Subsidiary is subject, except where such breach, default, creation or imposition would not have a material adverse effect on the condition, financial or otherwise, or (B) result in a violation of the provisions of the Articles of Incorporation, Partnership Agreement, Code of Regulations or Operating Agreement of the Company or its Subsidiaries or any applicable law, administrative regulation or administrative or court order or decree.

     (xvii) Neither the Company nor any Significant Subsidiary is required to be registered under the 1940 Act.

     (xviii) The information in the Prospectus under the captions "Description of Common Shares," "Certain Anti-Takeover Provisions of Ohio Law" and "Federal Income Tax Considerations," and, if applicable, any similar matters set forth in the Prospectus Supplement under a caption or captions to be set forth in such opinion, to the extent that it constitutes matters of law or legal conclusions, has been reviewed by them and is correct in all material respects.

     (xix) The Company has qualified as a REIT for its taxable years ended December 31, 1993, 1994, 1995, 1996, 1997, 1998, 1999, 2000 and 2001 and the
Company is organized and operates in a manner that will enable it to qualify to be taxed as a REIT under the Code for the taxable year ending December 31, 2002 and thereafter provided the Company continues to meet the asset composition, source of income, shareholder diversification, distributions, record keeping, and other requirements of the Code which are necessary for the Company to qualify as a REIT.

     (xx) To the best of their knowledge, no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument described or referred to in the Registration Statement or filed as an exhibit thereto which would have a material adverse effect on the condition, financial or otherwise, or on the earnings or business affairs of the Company and its Subsidiaries considered as one enterprise.